EXHIBIT 31.2
CERTIFICATIONS
I, Eric R. Slusser, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Gentiva Health Services, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 13, 2014

/s/ Eric R. Slusser
Eric R. Slusser
Executive Vice President,
Chief Financial Officer and Treasurer